EXHIBIT 10(s)

NO AGREEMENT, ORAL OR WRITTEN, REGARDING OR RELATING TO ANY OF THE MATTERS COVERED BY THIS DRAFT HAS BEEN ENTERED INTO BETWEEN THE PARTIES.  THIS DOCUMENT, IN ITS PRESENT FORM OR AS IT MAY BE HEREAFTER REVISED BY ANY PARTY, WILL NOT BECOME A BINDING AGREEMENT OF THE PARTIES UNLESS AND UNTIL, WITH ALL SCHEDULES AND EXHIBITS ATTACHED, IT HAS BEEN SIGNED BY ALL PARTIES AND COMPLETE SIGNED COPIES HAVE BEEN EXCHANGED.  THE EFFECT OF THIS LEGEND MAY NOT BE CHANGED BY ANY ACTION OF THE PARTIES.

STOCK PURCHASE AGREEMENT

BY AND AMONG

THE SHAREHOLDERS OF

ULTRAFRYER SYSTEMS, INC.

(“Seller”)

AND

STANDEX INTERNATIONAL CORPORATION

(“Buyer”)

June 20, 2014

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS

83

ARTICLE 2 SALE AND TRANSFER OF SHARES; CLOSING

91

2.1

Shares.

91

2.2

Purchase Price.

91

2.3

Payments.

91

2.4

Closing.

93

2.5

Closing Obligations.

94

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLERS

94

3.1

Organization and Good Standing.

94

3.2

Authority; No Conflict.

95

3.3

Capitalization.

95

3.4

Financial Statements.

96

3.5

Books and Records.

96

3.6

Title to Properties; Encumbrances.

96

3.7

Condition of Assets.

97

3.8

No Undisclosed Liabilities.

97

3.9

Taxes.

97

3.10

No Material Adverse Change.

98

3.11

Employee Benefits.

98

3.12

Compliance with Legal Requirements; Governmental Authorizations.

99

3.13

Legal Proceedings; Orders.

100

3.14

Absence of Certain Changes and Events.

100

3.15

Applicable Contracts; No Defaults.

102

3.16

Insurance.

103

3.17

Environmental Matters.

104

3.18

Employees

105

3.19

Labor Relations; Compliance.

105

3.20

Intellectual Property.

106

3.21

Brokers or Finders.

107

3.22

Product Warranty.

107

3.23

Product Liability.

107

3.24

Customers.

107

3.25

Trade Secrets and Proprietary Information.

108

3.26

Personal Property Leases.

108

3.27

Real Property Lease.

108

3.28

Related Party Interests.

109

3.29

Delivery of Documents.

109

3.30

Truth of Representations and Warranties.

109

3.31

Books and Records.

109

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER

109

4.1

Organization and Good Standing.

110

4.2

Authority; No Conflict.

110

4.3

Investment Intent.

110

4.4

Certain Proceedings.

110

4.5

Available Funds.

110

4.6

Brokers or Finders.

110

ARTICLE 5 COVENANTS OF SELLERS PRIOR TO CLOSING DATE

110

5.1

Access and Investigation.

110

5.2

Operation of the Business of the Company.

111

5.3

Negative Covenant.

111

5.4

Required Approvals.

111

5.5

Notification.

111

5.6

Best Efforts.

112

ARTICLE 6 COVENANTS OF BUYER PRIOR TO CLOSING DATE

112

6.1

Required Approvals.

112

6.2

Best Efforts.

112

6.3

Disputes with Company Customers.

112

ARTICLE 7 CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

112

7.1

Accuracy of Representations.

113

7.2

Sellers' Performance.

113

7.3

Resignations.

113

7.4

Escrow Agreement

113

7.5

Good Standing Certificate.

113

7.6

Other Documents.

114

7.7

No Claim Regarding Stock Ownership or Sale Proceeds.

114

7.8

Consulting Agreement.

114

7.9

Consents from Material Customers.

114

7.10

Availability of Employees.

114

7.11

Extended Reporting Period Coverage for Company’s Liability Insurance Policies Written on a Claims-Made Basis.  114

ARTICLE 8 CONDITIONS PRECEDENT TO SELLERS’ OBLIGATION TO CLOSE

114

8.1

Accuracy of Representations.

115

8.2

Buyer's Performance.

115

8.3

No Injunction.

115

8.4

Escrow Agreement.

115

8.5

Consulting Agreement.

115

ARTICLE 9 TERMINATION

115

9.1

Termination Events.

116

9.2

Effect of Termination.

116

ARTICLE 10 INDEMNIFICATION; REMEDIES

117

10.1

Survival.

117

10.2

Indemnification and Payment of Damages by Sellers.

117

10.3

Indemnification and Payment of Damages by Buyer.

117

10.4

Time Limitations.

117

10.5

Limitations on Amount.

118

10.6

Procedure for Indemnification—Third Party Claims.

118

10.7

Procedure for Indemnification – Other Claims.

119

10.8

Exclusive Representations and Warranties.

119

10.9

Credits, Etc.

119

10.10

Exclusive Remedy.

120

10.11

Limitation on Damages.

120

10.12

Independent Investigation.

120

10.13

Subrogation.

121

ARTICLE 11 ADDITIONAL COVENANTS AND AGREEMENTS

121

11.1

Preservation of Books and Records.

121

11.2

Indemnification of Directors Officers and Fiduciaries.

122

11.3

Tax Matters.

123

11.4

Sellers’ Representative.

125

11.5

Real Estate Purchase.

128

11.6

Clay Street Dog Wash Agreement.

128

ARTICLE 12 GENERAL PROVISIONS

128

12.1

Expenses.

128

12.2

Public Announcements.

128

12.3

Confidentiality.

128

12.4

Non-Competition.

129

12.5

Notices.

130

12.6

Jurisdiction; Service of Process.

130

12.7

Further Assurances.

130

12.8

Waiver.

131

12.9

Entire Agreement and Modification.

131

12.10

Assignments, Successors, and No Third-Party Rights.

131

12.11

Severability.

132

12.12

Section Headings, Construction.

132

12.13

Schedules.

132

12.14

Offset.

132

12.15

Time of Essence.

132

12.16

Governing Law.

133

12.17

Counterparts.

133

12.18

Attorney Client Privilege.

133

12.19

Shareholders Agreement.

133

12.20

Mutual Releases.

133

SCHEDULES

Schedule 2.1:

Shareholders

Schedule 2.3:

Calculation Procedures for Working Capital Adjustment

Schedule 2.3(a)(ii):

Outstanding Debt

Schedule 3.1:

Organization and Foreign Qualification

Schedule 3.2:

Authority; No Conflict

Schedule 3.3:

Authorized Capitalization

Schedule 3.6:

Title to Properties; Encumbrances

Schedule 3.8:

No Undisclosed Liabilities

Schedule 3.9(a):

Tax Returns

Schedule 3.9(b):

Audits

Schedule 3.9(d):

Jurisdictions

Schedule 3.9(f)

Unclaimed Property Reports

Schedule 3.11:

Employee Benefits

Schedule 3.12:

Compliance with Legal Requirements; Governmental Authorizations

Schedule 3.13:

Legal Proceedings; Orders

Schedule 3.14:

Absence of Certain Changes and Events

Schedule 3.15:

Default, Penalty, Modifications to Applicable Contracts

Schedule 3.15(a):

Applicable Contracts

Schedule 3.15(b):

Enforceability

Schedule 3.15(c):

Compliance with Applicable Contracts

Schedule 3.16:

Insurance

Schedule 3.17:

Environmental Matters

Schedule 3.18:

Employees

Schedule 3.20(a):

Patents

Schedule 3.20(a)(iii):  Patent Reissue

Schedule 3.20(a)(iv):  Patent Settlement

Schedule 3.20(b):

Marks

Schedule 3.22:

Product Warranty

Schedule 3.23:

Product Liability

Schedule 3.24:

Customers

Schedule 3.27:

Real Property Leases

Schedule 3.28:

Related Party Interests

Schedule 7.9:

Consent Exceptions

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), made as of June 20, 2014, is between Standex International Corporation, a Delaware corporation (“Buyer”), having executive offices at 11 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079, and all of the shareholders, as listed on the signature page of this Agreement (collectively, the “Sellers”), of Ultrafryer Systems, Inc., a Georgia corporation with offices and its manufacturing facility at 302 Spencer Lane, San Antonio, Texas 78201 (the “Company”).

WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the “Shares”) of the capital stock of the Company for the consideration and on the terms set forth in this Agreement.

The parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

“Agreement” shall have the meaning set out in the first paragraph of this Agreement.

“Applicable Contract” shall have the meaning set out in Section 3.15.

“Benefit Obligations” means all obligations, arrangements, or customary practices to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans.

“Best Efforts” means the commercially reasonable efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as reasonably possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would reasonably be expected to result in an adverse change in the benefits to such Person arising out of this Agreement and the Contemplated Transactions or that would reasonably be expected to have an adverse effect on such Person.

“Breach” means an inaccuracy in or breach of, or any failure to perform or comply with, any representation, warranty, covenant, obligation, or other provision of this Agreement, the Schedules to this Agreement, any supplements to the Schedules, or any instrument delivered pursuant to this Agreement.

“Business” means the design, manufacture, marketing, and sale of commercial deep fryers, filtering machines, rethermalizer food warmers, food holding stations and custom batter tables for restaurants and commercial installations as conducted by the Company as of the Closing.

“Business Day” means any day, other than Saturday and Sunday, on which federally-insured commercial banks in Atlanta, Georgia are generally open for business and capable of sending and receiving wire transfers.

“Buyer” shall have the meaning set out in the first paragraph of this Agreement.

“Buyer’s Advisors” shall have the meaning set out in Section 5.1

“Closing” shall have the meaning set out in Section 2.4.

“Closing Date” means the 12:01 a.m. on the day on which the Closing actually takes place.

“Closing Date Purchase Price” means $22,701,000 plus or minus the Working Capital Adjustment pursuant to the second sentence of Section 2.2 and less the purchase price under the Real Estate Purchase.

“Company” shall have the meaning set out in the first paragraph of this Agreement.

“Company Plan” means all Plans of which the Company is a Plan Sponsor or to which the Company otherwise contributes.

“Consent” means any approval, consent, ratification, waiver, or other authorization.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement, including:

(i)

the sale of the Shares by Sellers to Buyer;

(ii)

the Closing and completion of the Real Estate Purchase;

(iii)

the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

(iv)

Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

“Contract” means any agreement, contract, obligation, promise, or undertaking (whether written or oral) that is legally binding.

“Copyrights” means all copyrights in both published works and unpublished works.

“Damages” shall have the meaning set forth in Section 10.2.

“Director/Officer/Fiduciary Indemnitee(s)” shall have the meaning set out in Section 11.2.

“Director/Officer/Fiduciary Indemnified Liabilities” shall have the meaning set out in Section 11.2.

“Encumbrance” means any charge, claim, community property interest, equitable interest, lien, pledge, security interest, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any attribute of ownership.

“Environment” means soil, air, land surface or subsurface strata, groundwater, drinking water supply, and any other environmental medium or natural resource.

“Environmental, Health, and Safety Liabilities” means any cost, damages, liability, or obligation arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(i)

any environmental, health, or safety matters or conditions; and

(ii)

fines, penalties, judgments, awards, legal or administrative proceedings, assessments, expenses, costs, damages, and losses, arising under any Environmental Law or Occupational Safety and Health Law.

“Environmental Law” means any Legal Requirement that requires:

(i)

advising appropriate authorities, employees, and the public of intended or actual releases of Hazardous Materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(ii)

preventing or reducing to acceptable levels the release of Hazardous Materials into the Environment;

(iii)

reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(iv)

assuring that products do not present unreasonable risks to human health or the Environment when used or disposed of;

(v)

the cleaning up of Hazardous Materials that have been released, preventing the Threat of Release, or paying the costs of such cleanup or prevention;

(vi)

the treatment, storage, disposal, generation and transportation of industrial, toxic or Hazardous Materials;

(vii)

the prevention of any release or Threat of Release into the Environment of Hazardous Materials;

(viii)

the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species;

(ix)

the closure or removal of underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; and

(x)

any procedures relating to the manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Escrow Agent” means the escrow agent under the Escrow Agreement.

“Escrow Agreement” means an agreement to be entered into by and among Buyer, Sellers’ Representative, and RBS Citizens N.A. on or before the Closing Date, in substantially the form attached hereto as Exhibit A, or such other form as Sellers’s Representative and Buyer shall reasonably agree.

“Escrow Amount” means ten percent of the Closing Date Purchase Price.

“Escrow Fund” means the funds held by the Escrow Agent pursuant to the Escrow Agreement, as adjusted from time to time by any disbursements in accordance with this Agreement and the Escrow Agreement, and interest and other income of investments thereof.

“Facility” means the land and buildings subject to the Real Estate Purchase.

“Final Closing Financial Statements” shall have the meaning set forth in Section 2.3.

“Final Closing Statement of Net Working Capital” shall have the meaning set forth in Section 2.3 and shall be determined in accordance with the policies and procedures described in Schedule 2.3.

“GAAP” means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Company’s financial statements have been prepared.

“Governmental Authorization” means any Consent, license or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Body.

“Governmental Body” means any:

(i)

federal, state, local, county, municipal, foreign, or other government; or

(ii)

governmental authority of any nature (including any governmental agency, branch, department, official representative, or entity and any court or other tribunal).

“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer,

transportation, treatment, or use (including any withdrawal or other use of groundwater) by the Company of Hazardous Materials in, on, under, about, or from the Facility.

“Hazardous Materials” means any waste or other substance that is listed, defined, designated, or classified as hazardous, radioactive, toxic, or a pollutant under or pursuant to any Environmental Law and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos containing materials.

“Interim Financial Statements” shall have meaning set out in Section 3.4.

“IRC” means the Internal Revenue Code of 1986, as amended.

“Knowledge” means to the best of the Sellers’ knowledge and belief, after due inquiry and investigation by the Senior Management Team.

“Legal Requirement” means any federal, state, local, municipal, or other administrative order, constitution, law, ordinance, regulation, or statute applicable and relevant to the Company, the Contemplated Transactions and/or this Agreement.

“Marks” means all legal names, all fictional business names, trading names, registered and unregistered trademarks, service marks, and registrations and applications for registration of any of the foregoing.

“Material Adverse Change” means either (a) the substantial loss of the Popeyes Louisiana Kitchen business or (b) a material adverse effect on the Business, financial condition or results of operation of the Company taken as a whole, but excluding any effect resulting from: (i) the announcement or pendency of the Contemplated Transactions, including the loss of customers or suppliers or cancellations or delays of orders placed with the Company, other than Popeyes Louisiana Kitchen to the extent such loss independently triggers a Material Adverse Change under subsection (a); (ii) conditions affecting the industry in which the Company operates, general business or economic conditions or financial markets; (iii) compliance by the Company with the terms of, or the taking of any action contemplated by, this Agreement; (iv) changes in any Legal Requirement applicable to the Company; or (v) changes by the Company in its accounting methods, principles of practice, as required by applicable Legal Requirements or GAAP. For the purposes of this definition “Material Adverse Change” under subsection (b) shall be deemed to occur whenever the effect of the change in question would exceed Two Hundred Thousand Dollars ($200,000) individually or in the aggregate.

“Non-Compete Period” shall have meaning set out in Section 12.4.

“Normalized Working Capital” means the average working capital for the prior historic months in calendar year 2014.  Assuming the Closing is in June of 2014, the Normalized Working Capital calculation is set forth on Schedule 2.3.

“Occupational Safety and Health Law” means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program designed to provide safe and healthful working conditions.

“Optionholders” means those individuals who own Options.

“Options” means those nonqualified stock options granted by the Company and listed on Schedule 3.3.

“Order” means any award, decision, injunction, judgment, order, or ruling entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body.

“Ordinary Course of Business” means any action taken by a Person if such action is consistent with the past practices of such Person and in the ordinary course of the normal day-to-day operations of such Person.

“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of the Company; (b any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

“Outstanding Debt” means all of the Company’s (i) all long-term (including the current portion thereof) and short-term indebtedness for borrowed money, and any accrued interest thereon, and (ii) all indebtedness for capital leases.

“Patents” means all patents, patent applications, and inventions and discoveries that may be patentable.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity.

“Plans” has the meaning given in ERISA § 3(3) and as defined in Section 3.11.

“Plan Sponsor” has the meaning given in ERISA § 3(16)(B).

“Proceeding” means any action, audit, arbitration, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, or investigative) commenced, brought, conducted, Threatened, or heard by or before, or otherwise involving, any Governmental Body or any other Person claiming damages.

“Purchase Price” shall have the meaning set out in Section 2.2.

“Qualified Plan” means any Plan that meets or purports to meet the requirements of IRC § 401(a).

“Real Estate Purchase” means the purchase by Buyer of the real estate and buildings at Lot 64 and 66 of Evening View Subdivision in San Antonio, Texas for a purchase price of $3,200,000.

“Real Estate Stub Amount” means $1,020,800.

“Real Property Lease” shall have the meaning set out in Section 3.27.

“Related Person” means, with respect to a particular individual:

(i)

each other member of such individual's Family; or

(ii)

any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family.

With respect to a specified Person other than an individual:

(i)

any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; or

(ii)

any Person that holds a Material Interest in such specified Person.

For purposes of this definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual's spouse, and (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 25% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 25% of the outstanding equity securities or equity interests in a Person.

“Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

“Released Party” shall have the meaning set out in Section 12.20.

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Schedules” means the schedules, and supplements to the schedules, delivered by Sellers to Buyer pursuant to Section 5.5 concurrently with or subsequent to the execution and delivery of this Agreement.

“Securities Act” means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Seller Released Party” shall have the meaning set out in Section 12.20.

“Sellers” shall have the meaning set out in the first paragraph of this Agreement.

“Sellers’ Representative” shall have the meaning set out in Section 11.4.

“Senior Management Team” means Edward Odmark, William Collins, Richard Jones, Steven Hartford and A.C. McNamara.

“Shareholders Agreement” means the Ultrafryer Systems, Inc. Shareholders Agreement dated June 1, 2000, by and among the Company and its Shareholders, as such agreement has been thereafter amended to date.

“Shares” shall have the meaning set out in the Recitals of this Agreement.

“Straddle Period” shall have the meaning set out in Section 11.3.

“Tax Contest” shall have the meaning set out in Section 11.3.

“Taxes” means all federal, state, local, foreign and other income, sales, use, ad valorem, transfer property, gross receipts, excise, withholding, social security, unemployment and employment, occupation, disability, severance, use, service, license, payroll, franchise, net worth, transfer, alternative and add-on minimum tax, estimated, stamp, capital stock, environmental, windfall profits tax, custom, import, duty, value added, premium, registration and recording taxes or other taxes, fees, assessments or charges of any kind, together with any interest, fines, any penalties, or additions with respect thereto, and the term “Tax” means any one of the foregoing Taxes imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis which is a liability of the Company for any period occurring prior to the Closing Date, as determined pursuant to Section 11.3(b).

“Tax Return” means any return (including any information return), report, (including abandoned property reports) statement, schedule, or other document or information and any amendments thereto filed with any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Threat of Release” means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

“Threatened” means a claim, Proceeding, or dispute, if any demand or statement has been made in writing or any notice has been given in writing that would lead a prudent Person to conclude that such a claim, Proceeding, or dispute is likely to be asserted, commenced, taken, or otherwise pursued in the future.

“Trade Secrets” means all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blueprints.

“Working Capital Adjustment” means the process used to address the movement (up or down) of the Company’s working capital components (inventory, accounts receivable and accounts payable) from the mutually agreed Normalized Working Capital up through the Closing Date.

ARTICLE 2

SALE AND TRANSFER OF SHARES; CLOSING

2.1

Shares.

Subject to the terms and conditions of this Agreement, at the Closing, each Seller will sell and transfer all of such Seller’s right, title and interest in and to the Shares indicated next to such Seller’s name on Schedule 2.1, such sale to be evidenced by delivery of original certificates evidencing all of the Shares of the Company owned by such Seller, duly endorsed in blank or accompanied by duly executed stock assignments in blank, in proper form, for transfer to Buyer, free and clear, in each case, of all liens, security interests and other encumbrances, and Buyer agrees to purchase such Shares from each such Seller.

2.2

Purchase Price.

The total gross aggregate purchase price (the “Purchase Price”) for the Shares will be an amount equal to the Closing Date Purchase Price, as adjusted pursuant to Sections 2.3(b) through (d).  At Closing, the Closing Date Purchase Price shall be calculated using a mutually agreed estimate of the Working Capital Adjustment.  For any distributions to the Sellers as a group under this Agreement, the Sellers shall be paid pro rata according to their Share ownership interest in the Company.

2.3

Payments.

Prior to Closing, the Options shall be cancelled and payments made to the Optionholders by the Company pursuant to the terms of the Option Cancellation and Payment Acknowledgements executed by the Optionholders. Following payments made to the Optionholders, all remaining cash held by the Company shall be paid to the Sellers prior to Closing. Immediately thereafter, the Purchase Price shall be paid by Buyer to Sellers, by wire transfer of immediately available funds to an account designated by each respective payee, as follows:

(a)

Closing Date Purchase Price.  The Closing Date Purchase Price shall be payable in cash at the Closing by wire transfer of immediately available funds, as follows:

(i)

the Escrow Amount shall be paid to the Escrow Agent to be held in accordance with the terms of the Escrow Agreement;

(ii)

the entire payoff amount due and payable to those financial institutions who hold evidence of Outstanding Debt, as more specifically described in Schedule 2.3(a)(ii), shall be paid to such institutions;

(iii)

the fees and expenses of the broker and counsel to the Company in connection with the Contemplated Transaction shall be paid to such parties; and

(iv)

the balance of the Closing Date Purchase Price shall be paid to Sellers pro rata according to the Share ownership.

(b)

Real Estate Stub Amount.  At the Closing, the Buyer shall pay the Real Estate Stub Amount by wire transfer of immediately available funds to the Escrow Agent to be held in accordance with the terms of the Escrow Agreement.  If the Real Estate Purchase occurs on or before the date that is forty-five (45) days following the Closing, then Buyer and Sellers’ Representative shall cause the Escrow Agent to release the Real Estate Stub Amount to Spencer Lane Properties A, Ltd. (or its designee) simultaneously with the closing of the Real Estate Purchase as payment by Buyer for a portion of the purchase price under the Real Estate Purchase.  If the Real Estate Purchase does not occur on or before the date that is forty-five (45) days following the Closing, then the Escrow Agent shall release the Real Estate Stub Amount to Sellers’ Representative, on behalf of Sellers, in accordance with the terms of the Escrow Agreement.  For the avoidance of doubt, upon the payment of the Real Estate Stub Amount to Sellers Representative, on behalf of Sellers, such payment shall be deemed to be additional Purchase Price hereunder.

(c)

Payment for Working Capital Adjustment.  Within three (3) Business Days of the determination of the Final Closing Financial Statements, (1) if the Working Capital Adjustment reflecting the Final Closing Statement of Net Working Capital (defined below) is less than the Working Capital Adjustment used at Closing, Sellers shall pay the difference of up to $50,000 through the Escrow Fund and the balance of any amount in excess of $50,000 from Sellers directly to Buyer by wire transfer of immediately available funds to an account designated by Buyer, and (2)  if the Working Capital Adjustment reflecting the Final Closing Statement of Net Working Capital is more than the Working Capital Adjustment used at Closing, Buyer shall pay the difference to the Sellers pro rata according to the Share ownership by wire transfer of immediately available funds to accounts designated by Sellers. Notwithstanding anything to the contrary contained in this Agreement, any amounts payable pursuant to this sub-section 2.3(c) shall be paid dollar-for-dollar and shall not be subject to any deductible or basket for claims.

(d)

Determination of Final Closing Statement of Net Working Capital.

(i)

Within ninety (90) days following the Closing Date, the Sellers’ Representative shall, deliver to Buyer and Sellers financial statements for the Company as of the Closing Date (the “Final Closing Financial Statements”) and a Final Closing Statement of Net Working Capital prepared pursuant to the policies and procedures described in Schedule 2.3, in each case as of the Closing.  The Final Closing Financial Statements shall be prepared in accordance with GAAP, applied on a basis consistent with the methodology used in prior periods and shall fairly present the financial condition of the Company, and shall be prepared using the results of the Closing Inventory (as defined in Schedule 2.3) to determine the value of the Inventory.

(ii)

Sellers agree that they will provide Buyer, and its auditors and accountants with reasonable access to the data, work papers and information on which the Final Closing Financial Statements and the Final Closing Statement of Net Working Capital are based.  Buyer shall within thirty (30) days following receipt of the Final Closing Financial Statements and the Final Closing Statement of Net Working Capital, notify Sellers’ Representative as to Buyer’s specific objection or objections. Buyer and Sellers’ Representative shall use their Best Efforts to resolve these objections within forty-five (45) days following the receipt of the Final Closing Financial Statements and the Final Closing Statement of Net Working Capital.  If Buyer and Sellers’ Representative do not reach a final resolution within such forty-five (45) day period, they shall submit the disputed matter to binding arbitration before a regionally or nationally recognized independent accounting firm mutually agreed upon by both of them.  If the parties do not agree on an accounting firm, each side will select an accounting firm who will then together pick a third party accounting firm.  Buyer and Sellers shall share equally in the cost of such arbitration.  The arbitration will concern, and the arbitrator will consider, only those items and amounts in dispute between Buyer and Sellers’ Representative and may not assign or value any item greater than the greatest value for such item claimed by Buyer or Sellers’ Representative, or less than the smallest value for such item claimed by Buyer or Sellers’ Representative.  The arbitrator's determination will be based solely on written presentations by Buyer and Sellers’ Representative, and the arbitrator shall not be permitted (absent mutual written agreement of Buyer and Sellers’ Representative to the contrary) to make any independent inquiry.  Absent mutual written agreement of Buyer and Sellers’ Representative, or order of the arbitrator, neither Buyer nor Sellers’ Representative shall be permitted to conduct discovery in the manner of a dispute being litigated in a court of competent jurisdiction.  Such prohibition shall include without limitation the taking of depositions; the service of written interrogatories, requests for production of documents or requests for admission; and the testimony of live witnesses.  The determination of the arbitrator shall be binding and conclusive on the parties as to the items and amounts presented.  The amount of Final Closing Statement of Net Working Capital as finally determined pursuant to this Section 2.3(d), whether due to no objections raised by Buyer or pursuant to the dispute resolutions described herein, shall be referred to herein as the “Final Closing Statement of Net Working Capital.”

2.4

Closing.

The closing of the purchase and sale (the “Closing”) provided for in this Agreement will take place at the offices of Alston & Bird LLP in Atlanta, GA at 10:00 a.m. (local time) on the date first above written.  Subject to Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.4 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.5

Closing Obligations.

At the Closing, in addition to the documents referenced in Articles 7 and 8:

(a)

Sellers will deliver to Buyer:

(i)

certificates representing all of the issued and outstanding Shares of the Company, duly endorsed (or accompanied by duly executed stock powers) by the applicable Sellers for transfer to Buyer; and

(ii)

such other instruments or documents in form and substance as may be reasonably necessary and satisfactory to Buyer to consummate the Contemplated Transactions and to comply with the terms of this Agreement.

(b)

Buyer will deliver to Sellers:

(i)

in accordance with their pro-rata ownership of the Shares the Closing Date Purchase Price; and

(ii)

such other instruments or documents in form and substance as may be reasonably necessary and satisfactory to Sellers’ Representative to consummate the Contemplated Transactions and to comply with the terms of this Agreement.

(c)

Buyer will deliver to the Escrow Agent the Real Estate Stub Amount.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller, severally, represents and warrants to Buyer as follows:

3.1

Organization and Good Standing.

Schedule 3.1 contains a complete and accurate list of the jurisdiction of incorporation of the Company and each other jurisdiction in which the Company is authorized to do business.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of Georgia, with full corporate power and authority to conduct its Business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts.  The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Change.

3.2

Authority; No Conflict.

(a)

This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms.  Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement.  The foregoing representations and warranties, however, are limited to the extent that the enforceability of this Agreement may be limited by:

(i)

bankruptcy, insolvency, reorganization, liquidation, moratorium, receivership, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights and remedies generally; and

(ii)

judicial limitations on the enforcement of the remedy of specific performance and injunctive and other forms of equitable relief.

(b)

Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will:

(i)

contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the shareholders of the Company;

(ii)

give any Governmental Body the right to challenge any of the Contemplated Transactions (to Sellers’ Knowledge) or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Seller may be subject;

(iii)

contravene or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

(iv)

result in the imposition or creation of any Encumbrance upon or any of the assets owned by the Company.

(c)

Except as set forth in Schedule 3.2, no Seller nor the Company is or will be required to give any notice to or obtain any material Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the Contemplated Transactions.

3.3

Capitalization.

The authorized equity securities of the Company are set forth on Schedule 3.3.  Sellers will be on the Closing Date the record owners of their respective Shares, free and clear of all Encumbrances.  All of the outstanding equity securities and other securities of Company are owned of record by Sellers and the Options are owned of record by the Optionholders.  All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  There are no Contracts relating to the issuance, sale, or transfer by the Company of any equity securities or other securities of the Company, other than the Options set forth on Schedule 3.3.  Except for the Options set forth on Schedule 3.3, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which either the Company or any of Sellers is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock.  There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.  Except for the Shareholders Agreement, there are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act, of any Shares.  All of the issued and outstanding Shares and Options were issued in compliance with applicable federal and state securities laws.

3.4

Financial Statements.

Sellers have delivered to Buyer (a) audited financial statements of the Company for the fiscal years 2013 through 2014, including the balance sheets as of such dates and the related audited consolidated statements of income and cash flow for each of the fiscal years then ended, including the notes thereto, and (b) an unaudited, consolidated balance sheet of the Company as of April 30, 2014 and the related unaudited, consolidated statements of income and cash flow for the Company, (the “Interim Financial Statements”).  Such financial statements and notes fairly present in all material respects the financial condition and the results of operations and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, on a consistent basis with financial statements previously provided in the data room subject, in the case of Interim Financial Statements, to normal recurring year-end adjustments and the absence of notes.  The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes thereto.

3.5

Books and Records.

The books of account, minute books, stock record books, and other records of the Company are complete and correct in all material respects and have been maintained in accordance with commercially reasonable business practices.  The minute books of the Company contain materially accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company.

3.6

Title to Properties; Encumbrances.

The Company owns (with good, and marketable title, subject only to the matters permitted by the following sentence) all the properties and assets (whether tangible or intangible) located in the Facility (except as set forth in Schedule 3.6) and reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the balance sheet included in the Interim Financial Statements (the “Interim Balance Sheet”), except for properties and assets (i) purchased or otherwise acquired by the Company since the date of the Interim Balance Sheet and (ii) sold since the date of the Interim Balance Sheet in the Ordinary Course of Business and

consistent with past practice.  All material properties and assets reflected in the Interim Balance Sheet will be free and clear of all Encumbrances as of the Closing except (a)  security interests shown on the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default or event that, with notice or lapse of time or both, would constitute a default, exists, (b)  security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such security interests being limited to the property or assets so acquired), with respect to which no default or event that, with notice or lapse of time or both, would constitute a default, exists, and (c) liens for current Taxes not yet due.

To Sellers’ Knowledge, the current use and operation of the Facility is in compliance in all material respects with all applicable laws (other than Environmental Laws which are separately addressed in Section 3.17), including without limitation laws relating to parking, zoning and land use, and public and private covenants and restrictions.  The Company has not received written notice of non-compliance with any applicable laws that has not been cured, except to the extent any such non-compliance would not have a Material Adverse Change.

3.7

Condition of Assets.

The buildings, plants, structures, machinery, tools, dies, furniture, fixtures and equipment of the Company including the Facility are structurally sound and are in good and serviceable operating condition and repair, ordinary wear and tear excepted.  None of such buildings, plants, structures, machinery, tools, dies, furniture, fixtures or equipment including the Facility is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.  All such buildings, plants, structures, machinery, tools, dies, furniture, fixtures and equipment including the Facility are sufficient to carry on the Business of the Company as it is currently conducted.

3.8

No Undisclosed Liabilities.

The Company has no material liabilities or obligations of any nature (whether Threatened, known or unknown and whether absolute, accrued, contingent, or otherwise) that are required to be reflected in the Company’s financial statements except for (a) liabilities or obligations reflected or reserved against in the Interim Balance Sheet, (b) current liabilities incurred since the Interim Balance Sheet in the Ordinary Course of Business since the date thereof and which are comparable in type and amount to liabilities for prior periods, and (c) liabilities reflected in the Final Closing Financial Statements.

3.9

Taxes.

(a)

Except as set forth in Schedule 3.9(a), the Company has filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements.  All such Tax Returns were true, complete and correct in all material respects.  The Company has paid all Taxes due and payable and made provision for the payment of all Taxes for which the Company has received an assessment but that are not yet due and payable.

(b)

Schedule 3.9(b) contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit.  There have been no deficiencies proposed as a result of such audits.  The Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

(c)

All Tax amounts required to be withheld by the Company, and the portion of any such taxes to be paid by the Company to any Governmental Body, have been collected or withheld and either paid to the appropriate Governmental Body or set aside in accounts for such purpose or reserved against or made adequate provision for in the financial statements of the responsible the Company.

(d)

All foreign, state and local jurisdictions where the Company has filed Tax Returns for fiscal year ended February 28, 2013 are set forth in Schedule 3.9(d).  The Company has not received any claim, notice or questionnaire from any Governmental Body in any jurisdiction that such the Company is or may be subject to taxation by such jurisdiction.

(e)

The Company is not a party to any Tax allocation or sharing agreement, and the Company does not have any liability for Taxes of any other Person and is not otherwise liable or obligated to indemnify any Person with respect to any Taxes.

(f)

Except as set forth in Schedule 3.9(f), the Company has accurately filed on a timely basis all unclaimed property reports and filings required by applicable Law.

3.10

No Material Adverse Change.

Since February 28, 2014, the Company has not suffered any Material Adverse Change, nor has there been any Threatened Material Adverse Change.

3.11

Employee Benefits.

Schedule 3.11 contains a complete and accurate list of all Company Plans and other Benefit Obligations of the Company (collectively for the purposes of this Section 3.11, the “Plans”).  No Company Plans are defined benefit Pension Plans, Qualified Plans, or Multi-Employer Plans.  The Company has performed in all material respects all of its obligations under all Company Plans and other Benefit Obligations of the Company.  The Company has made appropriate entries in its financial records and statements for all material obligations and liabilities under such Company Plans and other Benefit Obligations that have accrued but are not due; and the Company, with respect to all Company Plans and other Benefits Obligations of the Company, and each Company Plan and other Benefit Obligation of the Company, is in compliance in all material respects with ERISA, the IRC, and other applicable laws including the provisions of such laws expressly mentioned in this Section 3.11.  The Company has complied in all material respects with all provisions, rules, regulations and legislation relating to funding requirements for the Company Plans.  No past service funding liabilities exist under the Company Plans.  All Company Plans required by law or the terms of the Company Plans to be authorized by the Board of Directors have been duly authorized by the Board of Directors and, if required by law or by the terms of the Company Plans, by the shareholders of the Company.  There are no pending or Threatened audits or investigations by any Governmental Body with respect to any Company Plan.

Copies of each Company Plan, any amendments thereto and any trust agreement and contracts or insurance policies relating to such Company Plan have been made available to Buyer through the electronic data room provided by the Company.  Copies of the documentation and material correspondence directly related to the Company Plans have also been made available to Buyer.

Sellers represent and warrant that the Company has not sponsored, maintained or contributed at any time during the preceding five years to any plan, program, fund or arrangement that constitutes a defined benefit Pension Plan, a Qualified Plan or a Multi-Employer Plan.

Neither Sellers nor the Company has made any promises of welfare benefit plans, within the meaning of Section 3(1) of ERISA that provides for continuing benefits or coverage for any former employees or retirees of the Company including but not limited to retiree medical benefits.

3.12

Compliance with Legal Requirements; Governmental Authorizations.

Except as set forth in Schedule 3.12 or as would not have a Material Adverse Change:

(a)

The Company is in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(b)

no event has occurred or circumstance exists that constitutes or results in a violation or Threatened violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement;

(c)

the Company has not received, at any time since February 28, 2014, any written notice or other communication from any Governmental Body regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature except as disclosed on Schedule 3.12; and

(d)

Schedule 3.12 contains a complete and accurate list of each Governmental Authorization that is held by the Company.  Unless by its terms it is non-transferable, each such Governmental Authorization shall remain in full force and effect after the Closing Date.

To the Knowledge of Sellers, the Governmental Authorizations listed in Schedule 3.12 collectively constitute all of the material Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its Business in the manner it currently conducts and operates such Business and to permit the Company to own and use its assets in the manner in which its currently owns and uses such assets.

Notwithstanding anything to the contrary set forth in this Section 3.12, none of the representations and warranties set forth in this Section 3.12 is intended or shall be construed to apply to any matter relating to Environmental Laws, Occupational Safety and Health Laws or any laws relating to employment practices, which matters are addressed in Sections 3.17 and 3.18, respectively.

3.13

Legal Proceedings; Orders.

(a)

Except as set forth in Schedules 3.13 and 3.17, there is no pending or Threatened Proceeding:

(i)

that has been commenced by or against the Company; or

(ii)

that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

(b)

Except as set forth in Schedule 3.13:

(i)

there is no Order to which the Company, or any of the assets owned by the Company, is subject; and

(ii)

no Seller is subject to any Order that relates to the Business of, or any of the assets owned or used by, the Company.

3.14

Absence of Certain Changes and Events.

Except as set forth in Schedule 3.14 or as otherwise specifically contemplated by this Agreement, since the date of the Interim Balance Sheet, the Company has conducted its Business only in the Ordinary Course of Business and there has not been any:

(a)

change in the Company's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock, grant of any registration rights, grant of options, warrants or stock awards, purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock, or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b)

amendment to the Organizational Documents of the Company;

(c)

except in the Ordinary Course of Business, payment or increase by the Company of any bonuses, salaries, loans, perquisites, severance arrangements or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(d)

adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

(e)

damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, which would cause a Material Adverse Change to the properties, assets, business or financial condition of the Company;

(f)

except in the Ordinary Course of Business, entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $50,000 or a term in excess of twelve (12) months;

(g)

material change in the accounting methods or principles or practices used by the Company;

(h)

payment of long term debt except as in accordance with the normal scheduled maturities for any long term debt;

(i)

grant or making of any mortgage or pledge or subject itself or any of its properties or assets (tangible or intangible) to any claim, lien, charge or encumbrance of any kind (absolute or contingent), except liens for Taxes not currently due;

(j)

making of any commitment or incurring of any liability, through negotiations or otherwise, to any labor organization which could have a Material Adverse Change;

(k)

increase or establishment of any reserve for Taxes or other liabilities on its books or otherwise provide therefor, except for Taxes or other liabilities relating to the Ordinary Course of Business of the Company since the date of the Interim Balance Sheet; or write up or down the value of inventory or determine as collectable any notes or accounts receivable that were previously considered to be uncollectible, except for write-ups or write-downs in accordance with GAAP in the Ordinary Course of Business consistent with past practice;

(l)

making or authorizing of any capital expenditure in excess of $100,000 for any individual commitment, except as may be necessary for ordinary repair, maintenance or replacement; or

(m)

entry into any contract, except in the Ordinary Course of Business, for the sale of goods or the performance of services for or by the Company that is not terminable upon sixty (60) days’ notice or less; entry into any contract continuing for a period of more than three months from its date that is not terminable upon sixty (60) days’ notice or less; entry into any agreement or instrument, except in the Ordinary Course of Business, relating to the borrowing or lending of money or extension of credit, guarantee or indemnitee of any Person with respect to any obligation for borrowed money or otherwise, excluding endorsements made for collection; or making or permitting to be made any amendment, modification, cancellation or termination of any material contract, agreement, lease, license, finance agreement or written evidence of indebtedness, except for the renewal of lines of credit in place as of the date hereof, in an amount and on terms consistent with past practice of the Company.

3.15

Applicable Contracts; No Defaults.

(a)

Schedule 3.15(a) contains a complete and accurate list of the following executory Contracts to which the Company is a party (each, an “Applicable Contract”):

(i)

each Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $50,000;

(ii)

each Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $50,000;

(iii)

each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures by or receipts of the Company in excess of $50,000;

(iv)

each Contract that involves the furnishing of goods or services which cannot be cancelled, without penalty, on sixty (60) days or less notice and which affects the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

(v)

each Contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person

(vi)

each Contract for capital expenditures in excess of $50,000;

(vii)

each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business;

(viii)

each Contract guaranteeing any indebtedness obligation or liability of a Person other than the Company;

(ix)

each Contract involving a joint venture, partnership or other cooperative arrangement or any other agreement involving a sharing of profits;

(x)

each Contract which contains any provisions requiring the Company to indemnify any other Person other than in the Ordinary Course of Business;

(xi)

except in the Ordinary Course of Business, each Contract obligating the Company to sell or deliver any product or service at a price which does not cover the cost (including labor, materials and production overhead) plus the Company’s customary profit margin associated therewith;

(xii)

each Contract concerning confidentiality or non-competition, other than in the Ordinary Course of Business; and

(xiii)

each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

The Company has provided or made available true and correct copies of all Applicable Contracts to Buyer.  No notice of material default arising under any Applicable Contract has been delivered to or by the Company.  Except as set forth in Schedule 3.15, the transfer of the Shares contemplated by this Agreement will not result in any default, penalty or modifications to any such Applicable Contract.

(b)

Each Applicable Contract is a legal, valid and binding obligation of the Company and, to Sellers’ Knowledge, each other party thereto, enforceable against each such party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity.

(c)

Except as set forth in Schedule 3.15(c):

(i)

the Company is in compliance with all applicable terms and requirements of each Applicable Contract under which it has or had any obligation or liability, except where such non-compliance would not have a Material Adverse Change; and

(ii)

the Company has not given to or received from any other Person any notice or other communication regarding any actual, Threatened or alleged violation or breach of, or default under, any Applicable Contract.

3.16

Insurance.

(a)

The Company has delivered to Buyer true and complete copies of all policies of insurance for the 2013-2014 policy year and binders for all policies of insurance to be issued for the 2014-2015 policy year for which the Company is a named insured.  Schedule 3.16 describes any self-insurance arrangement by or affecting the Company, including any reserves established thereunder and identifies all insurance policies for all policy years from the incorporation date of the Company and through the  2012-2013 policy year.  Except as set forth on Schedule 3.16, all policies of insurance to which the Company is a named insured:

(i)

to Sellers’ Knowledge, are valid, outstanding, and enforceable and shall so remain through the Closing Date (except to the extent any such policy expires and is renewed in the Ordinary Course of Business);

(ii)

to the Sellers’ Knowledge, were procured from insurance companies, in part, by providing insurers with representations and estimated exposure information, after reasonable good faith inquiry;

(iii)

to Sellers’ Knowledge, are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party;

(iv)

to Sellers’ Knowledge, all material facts, circumstances, situations, events or acts which could give rise to a claim as well as any actual notice of claim or legal action against the Company or its directors, officers, fiduciaries or employees have been reported and filed with any and all insurance companies underwriting insurance policies that may provide coverage for such potential or actual losses for the purpose of complying with the insurance policy(s)’ notice requirements and conditions; and

(v)

do not provide for any retrospective premium adjustment on the part of the Company.

(b)

The Company has paid all insurance premiums due, and has otherwise performed all of its obligations and complied with all conditions, under each insurance policy to which the Company is a named insured or that provides coverage to the Company, directors, officers, fiduciaries or employees thereof, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policies.

3.17

Environmental Matters.

Except as set forth in Schedule 3.17:

(a)

There are no pending or, to the Knowledge of Sellers, Threatened claims resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting the Facility or the Company.

(b)

The Company is in compliance in all material respects with all present interpretations of, or enforcement policies applicable to, Environmental Laws and Occupational Safety and Health Laws.

(c)

At no time did the Company release on, upon, adjacent to, or into the Facility, substances in violation of Environmental Laws or Occupational Safety and Health Laws which would require remediation or abatement, the cost of which would reasonably be concluded to amount to $10,000 or more.

(d)

The Company has in full force and effect all Governmental Authorizations required by all applicable Environmental Laws for the operation of its Business and is in material compliance with the terms and conditions of such Governmental Authorizations.

(e)

The Company is not subject to any decree, order, writ, judgment or injunction issued pursuant to, and to the Sellers' Knowledge, is not the subject of any pending or Threatened investigation under any, applicable Environmental Laws.

(f)

To Sellers’ Knowledge, there has been no Hazardous Activity at the Facility (except in material compliance with or which have been remediated in material compliance with applicable Environmental Laws at the Facility).

(g)

Buyer has been provided with, in the course of due diligence inquiry, full and accurate disclosure of all known or Threatened material Environmental, Health and Safety Liabilities, and material documentation regarding the Company’s policies, procedures and operations in connection with Environmental Laws.

3.18

Employees

Schedule 3.18 contains (a) a complete and accurate list, as of May 31, 2014, of the name, job title (to the extent applicable), and current rate of compensation for each Company employee, officer and director, and (b) a list of each such employee/officer who has entered into a contract for employment or a confidentiality/assignment of inventions agreement with the Company, a copy of which has been provided to Buyer.  Except as set forth in Schedule 3.18, to Sellers’ Knowledge, no employee with annual compensation in excess of seventy-five thousand dollars ($75,000) or group of at least five (5) employees has any plans to terminate employment with the Company.  There are no controversies pending or, to the Knowledge of Sellers, Threatened controversies involving any employee with annual compensation in excess of seventy-five thousand dollars ($75,000) or any group of at least five (5) employees of the Company.  The Company is in compliance in all material requests with all applicable federal, state and municipal Occupational Safety and Health Laws concerning or affecting employees of the Company.

Except as set forth on Schedule 3.18, the Company has not been since March 1, 2011, or is, subject to any adverse rulings, findings or determinations of unlawful employment practices or violations of other related statutes, and Sellers have not received any written notice of any pending or Threatened investigation, Proceeding, labor dispute or litigation relating to any unlawful employment practice claim or claims or violations of other related statutes, executive orders or administrative determinations or regulations.

3.19

Labor Relations; Compliance.

The Company is not a party to any collective bargaining agreement.  Since March 1, 2011, there has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not Threatened, (a) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee with the Equal Employment Opportunity Commission, or (c) any petition for certification of a collective bargaining agent.

3.20

Intellectual Property.

(a)

Patents.

(i)

Schedule 3.20(a) contains a complete and accurate list of all Patents owned by the Company.  Except for licenses granted in the Applicable Contracts, the Company is the owner of all right, title, and interest in and to each of its Patents, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii)

All of the issued Patents owned by the Company are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) and are valid and no Governmental Body has declared any such Patent unenforceable.

(iii)

To Sellers’ Knowledge, since the period the Company owned the Patent, no Patent owned by the Company has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

(iv)

To Sellers' Knowledge, since the period the Company owned the Patent, no Patent owned by the Company is infringed or has been challenged or Threatened in any way.

(b)

Marks.

(i)

Schedule 3.20(b) contains a complete and accurate list and summary description of all Marks used by the Company.  Except for licenses granted in the Applicable Contracts, the Company is the owner of all right, title, and interest in and to each of its Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii)

All Marks owned by the Company that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and subsisting.

(iii)

No Mark owned by the Company has been or is now involved in any opposition, invalidation, or cancellation Proceeding and, to Sellers' Knowledge, no such action is Threatened with the respect to any of such Marks.

(iv)

To Sellers' Knowledge, there is no trademark or trademark application of any third party that potentially interferes with any Mark of the Company.

(v)

To Sellers' Knowledge, no Mark owned by the Company is infringed or has been challenged or Threatened in any way.

(c)

Copyrights.  The Company does not have any registered Copyrights

(d)

Royalties.  The Company does not pay any royalty to any Person in connection with the property described in this Section 3.20.

3.21

Brokers or Finders.

Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement other than in connection with an agreement with Billow Butler & Company, L.L.C.  Any payments to Billow Butler & Company, L.L.C. after the Closing Date shall be paid by Sellers.

3.22

Product Warranty.

Schedule 3.22 hereto contains an accurate and complete statement of all written warranties, warranty policies, service, subscription and maintenance agreements of the Company.  To Sellers’ Knowledge, there are no material warranty liabilities or recalls of the Company’s products, and no claims for service, repair, replacement, refund, recall or claims for other product-related remedies that are pending, or are reasonably anticipated to be presented with respect to the Company’s products.

3.23

Product Liability.

Schedule 3.23 contains a complete and accurate list and summary description of all written outstanding liabilities, claims or obligations, absolute or (to Sellers’ Knowledge) contingent, pending or (to Sellers’ Knowledge) Threatened or otherwise arising from or alleged to arise from any actual or alleged injury to persons or property as a result of the ownership, possession or use of any product assembled or sold by the Company prior to the Closing Date, including but not limited to any claims arising from or alleged to arise from any actual or alleged exposure to asbestos and/or asbestos containing materials.  All such claims are fully covered by product liability insurance subject to applicable deductibles and reserves and available limits of coverage or if not are noted on Schedule 3.23.  To Sellers’ Knowledge, there are no recalls, Threatened or pending, and no report has been filed or required to have been filed with respect to any products of the Company under any applicable statute or regulation.

3.24

Customers.

None of the customers of the Company identified on Schedule 3.24 has provided written notice to any member of the Senior Management Team of its intention to terminate its relationship with the Company or to substantially reduce the amount of business it provides to the Company, and Sellers do not have any Knowledge of any such intention unless identified on Schedule 3.24.

3.25

Trade Secrets and Proprietary Information.

To Sellers’ Knowledge no use of the Trade Secrets owned by the Company violates any trade secret rights of any other Person.

3.26

Personal Property Leases.

There are no leases of personal property used by the Company involving annual payments in excess of Fifty Thousand Dollars ($50,000).

3.27

Real Property Lease.

Schedule 3.27 hereto sets forth a complete description of the real property lease related to the Company (the “Real Property Lease”) leased or subleased by the Company including the amount of the security deposit, if any, thereunder, a street address, legal description, descriptive summary and list of contracts, agreements, leases, subleases, options and commitments, oral or written, including all material contracts, agreements, leases, subleases, options and commitments relating to or affecting such real property or any interests therein to which the Company is a party or is otherwise bound or affected.  Sellers have heretofore made available to Buyer a true and complete copy of the Real Property Lease.  The Real Property Lease is legally valid and binding and in full force and effect, and there have been no written or oral modifications, alterations or amendments of or to the Real Property Lease except as set forth on Schedule 3.27.  The Company is not in default under any of the terms and provisions of the Real Property Lease, and to the Sellers’ Knowledge, the landlord under the Real Property Lease is not in default of any of its obligations thereunder. To the Sellers’ Knowledge, there are no defaults, offsets, counterclaims or defenses under the Real Property Lease, and no Seller has received any notice of any default, offset, counterclaim or defense under any of the Real Property Lease.  As of Closing, there will be no agreements in place, and binding upon Buyer, regarding the payment of any leasing commissions to any party with respect to the Real Property Lease.  With respect to the Real Property Lease:

(a)

No amount payable under the Real Property Lease is past due;

(b)

The Company has complied with all material commitments and obligations on its part to be performed or observed under the Real Property Lease;

(c)

No Seller has received any notice of default (other than defaults which have been waived or cured) under the Real Property Lease or any other communication calling upon Seller to comply with any provision of the Real Property Lease or asserting noncompliance and, except for events, and conditions which have been waived or cured; and

(d)

Except as set forth on Schedule 3.27, there does not exist any security interest, lien, encumbrance or claim of others (excluding the lessor) created or suffered to exist on the leasehold interest created under the Real Property Lease.

The Company has good and valid title to the leasehold estate under the Real Property Lease, free and clear of all liens.

3.28

Related Party Interests.

Except as disclosed on Schedule 3.28, to Sellers’ Knowledge, no Person that is not a publicly traded corporation in which any of the Sellers has a direct or indirect ownership interest or investment:

(a)

has any cause of action or other claim whatsoever against or owes any amount to, or is owed any amount by the Company in excess of $50,000;

(b)

has any interest in or owns any property or right used in the conduct of the Business of the Company;

(c)

is a party to any Contract with the Company;

(d)

received from or furnished to the Company any goods or services other than employment services (with or without consideration) since the date of the Interim Balance Sheet; or

(e)

owns, directly or indirectly, any debt, equity or other interest or investments in any corporation, firm or other entity which is a competitor, lessor, lessee, customer, supplier or advertiser of the Company.

3.29

Delivery of Documents.

Complete copies of all notices and other instruments and documents, including all amendments, supplements and modifications thereto, listed in the Schedules to this Agreement have been made available  in the data room to Buyer.

3.30

Truth of Representations and Warranties.

No representation or warranty by Sellers in this Agreement or in the Schedules contains or will contain at Closing an untrue statement of a material fact necessary to make the statements and facts contained therein not materially misleading.

3.31

Books and Records.

All accounting books, ledgers, records, minute books, share certificate books and corporate seals, where applicable, of the Company and all other records of or concerning the Company are located at the business premises of the Company or retained in the offices of Company counsel.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

4.1

Organization and Good Standing.

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2

Authority; No Conflict.

This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.  Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations under this Agreement and such other agreements.  Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the other agreements contemplated hereby or the consummation or performance of any of the Contemplated Transactions.

4.3

Investment Intent.

Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.4

Certain Proceedings.

There is no pending Proceeding against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.  To Buyer's knowledge, no such Proceeding has been Threatened.

4.5

Available Funds.

Buyer has, or will have as of the Closing Date, sufficient funds to perform all of its obligations under this Agreement, including, without limitation, to make the payments required hereunder.

4.6

Brokers or Finders.

Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

ARTICLE 5

COVENANTS OF SELLERS PRIOR TO CLOSING DATE

5.1

Access and Investigation.

Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to: (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, “Buyer's Advisors”) reasonable access, upon reasonable prior notice and coordination with Ed Odmark, to the Company's properties, contracts, books and records, and other documents and data, and will permit Buyer to contact any third party from whom information is sought relevant to the Contemplated Transactions; (b) furnish Buyer and Buyer's Advisors with full and complete copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request; (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request; and (d) facilitate Buyer’s due diligence visits with certain primary vendors and customers of the Company as specifically provided for herein.  Notwithstanding the foregoing, any contact with employees, vendors, and customers of the Company shall be made only with Sellers’ prior approval and after all other due diligence has been completed by Buyer and all other relevant materials issues have been agreed to and concluded between the parties.  Buyer shall comply fully with all rules, regulations, policies and instructions issued by the Company while upon, entering or leaving the Company’s property, including any insurance requirements that the Company may impose on contractors authorized to perform work on any property owned or operated by the Company.  Buyer shall not unreasonably interfere with the day-to-day operations of the Business of the Company. The Company and the Sellers shall be deemed to have “provided” the Buyer documents and information as reflected hereunder to the extent such documents and information are posted to the data room provided in connection with these Contemplated Transactions.

5.2

Operation of the Business of the Company.

Between the date of this Agreement and the Closing Date, the Sellers who are also members of the Senior Management Team will cause the Company to use their Best Efforts to (a) conduct business only in the Ordinary Course of Business, (b) confer with Buyer concerning operational matters of a material nature, and (c) otherwise report regularly and periodically to Buyer concerning the status of the Business, operations, and finances of the Company.

5.3

Negative Covenant.

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Sellers who are also members of the Senior Management Team will use their Best Efforts to cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.14 is likely to occur.

5.4

Required Approvals.

As promptly as practicable after the date of this Agreement to the extent not already done, the Sellers who are also members of the Senior Management Team will use their Best Efforts to cause the Company to make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions.

5.5

Notification.

Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller becomes aware of any fact or condition that causes or constitutes a Breach or potential Breach of any of Sellers' representations and warranties set forth in this

Agreement, or if such Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach or potential Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Schedules specifying such change.  During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach or potential Breach of any covenant of Sellers in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or reasonably unlikely.

5.6

Best Efforts.

Between the date of this Agreement and the Closing Date, the Sellers who are also members of the Senior Management Team will use their Best Efforts to cause the conditions in Article 7 and Section 8.3 to be satisfied.

ARTICLE 6

COVENANTS OF BUYER PRIOR TO CLOSING DATE

6.1

Required Approvals.

As promptly as practicable after the date of this Agreement to the extent not already done, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions.

6.2

Best Efforts.

Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Section 7.2(c) and Article 8 to be satisfied.

6.3

Disputes with Company Customers.

If and to the extent Buyer elects to contact any customer of the Company as permitted by the terms of this Agreement, Buyer shall only do so after confirming in writing to Sellers’ Representative that Buyer has never asserted any claim against, or otherwise been engaged in any dispute of any nature with, such customer.

ARTICLE 7

CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1

Accuracy of Representations.

The representations and warranties of Sellers contained in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty is stated to be made as of a specified date, in which case, such representation and warranty shall be true and correct as of such specified date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to such inaccuracies do not, individually or in the aggregate, constitute, and could not reasonably be expected to constitute, a Material Adverse Change.

7.2

Sellers' Performance.

(a)

All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of such covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

(b)

Each document required to be delivered pursuant to Section 2.5(a) and this Article 7 must have been delivered.

(c)

No Proceeding shall be pending or Threatened by or before any Governmental Body wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the Contemplated Transactions, (ii) cause any of the Contemplated Transactions to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control any of the assets and operations of the Company following the Contemplated Transactions, and no such judgment, order, decree, stipulation or injunction shall be in effect.

7.3

Resignations.

Buyer shall have received in writing prior to or at the Closing the resignations, effective as of the Closing Date, of each corporate director and officer of the Company.

7.4

Escrow Agreement

Sellers’ Representative and the Escrow Agent shall have executed and delivered to Buyer the Escrow Agreement.

7.5

Good Standing Certificate.

Buyer shall have received certificates certifying that the Company is in good standing under the state of its incorporation.

7.6

Other Documents.

Sellers shall have executed and delivered to Buyer such other documents as counsel for Buyer shall reasonably request to carry out the purposes of this Agreement.

7.7

No Claim Regarding Stock Ownership or Sale Proceeds.

There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price.  Sellers shall either have obtained an agreement from each of the Optionholders who hold Options to acquire Shares of the Company for purchase or cancellation of those respective Options by the Company prior to the Closing and shall provide evidence of this to Buyer, or any Optionholder who does not execute a cancellation agreement shall have exercised his or her Options and become a Seller hereunder.

7.8

Consulting Agreement.

Edward Odmark shall have executed and delivered to Buyer a consulting agreement relating to services to be provided by him to the Company after the Closing Date.

7.9

Consents from Material Customers.

The completion and Closing of the Contemplated Transaction is contingent upon the consent to assignment of all Applicable Contracts with customers and/or vendors and lessors to the extent such Contracts require consent due to change of control, other than the Applicable Contracts set forth on Schedule 7.9.

7.10

Availability of Employees.

Buyer shall have been reasonably satisfied of the availability of the Senior Management Team of the Company and their direct reports for employment with Buyer subsequent to the Closing.

7.11

Extended Reporting Period Coverage for Company’s Liability Insurance Policies Written on a Claims-Made Basis.

The Company shall have procured any additional premium for extended reporting period coverage, for a period of three years from the Closing Date; for any liability insurance policy written, in whole or in part, on a claims-made basis, in compliance with policy conditions.  Sellers shall pay the Company $10,000 towards the cost of such insurance at the Closing.

ARTICLE 8

CONDITIONS PRECEDENT TO SELLERS’ OBLIGATION TO CLOSE

Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

8.1

Accuracy of Representations.

The representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty is stated to be made as of a specified date, in which case, such representation and warranty shall be true and correct as of such specified date), except that any inaccuracies in such representations and warranties will be disregarded if such inaccuracies do not, and could not have reasonably be expected to, have a material adverse effect on Buyer’s business, financial condition, or results of operation or Buyer’s ability to consummate the Contemplated Transactions.

8.2

Buyer's Performance.

(a)

All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of such covenants and obligations (considered individually), must have been performed and complied with in all material respects.

(b)

Each document required to be delivered pursuant to this Article 8 must have been delivered.

(c)

Buyer must have satisfied its obligations pursuant to Section 2.3(a) and 2.3(b) to be satisfied at the Closing.

8.3

No Injunction.

No Proceeding shall be pending or Threatened by or before any Governmental Body wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the Contemplated Transactions or (ii) cause any of the Contemplated Transactions to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect.

8.4

Escrow Agreement.

Buyer and the Escrow Agent shall have executed and delivered to Sellers’ Representative the Escrow Agreement.

8.5

Consulting Agreement.

Buyer shall have executed and delivered to Edward Odmark a consulting agreement relating to services to be provided by him to the Company after the Closing Date.

ARTICLE 9

TERMINATION

9.1

Termination Events.

This Agreement may, by notice given prior to the Closing, be terminated:

(a)

by Buyer if there is a Breach of any representation or warranty of Sellers in Article 3 of this Agreement such that the conditions set forth in Section 7.1 would not be satisfied as of the time of said Breach, provided that if such Breach is curable, then Buyer may not terminate this Agreement under this Section 9.1(a) for  thirty (30) days after it has given written notice to Sellers of such Breach, provided that Sellers continue to exercise their Best Efforts to cure such Breach (it being understood that Buyer may not terminate this Agreement under this Section 9.1(a) if such Breach is cured during such  thirty (30) day period);

(b)

by Sellers if there is a Breach of any representation or warranty of Buyer in Article 4 of this Agreement such that the conditions set forth in Section 8.1 would not be satisfied as of the time of said Breach, provided that if such Breach is curable, then Sellers may not terminate this Agreement under this Section 9.1(b) for thirty (30) days after giving written notice to Buyer of such Breach, provided that Buyer continues to exercise its Best Efforts to cure such Breach (it being understood that Sellers may not terminate this Agreement under this Section 9.1(b) if such Breach is cured during such thirty (30) day period);

(c)

by Buyer if any of the conditions in Sections 7.2 through and including 7.12 (excluding Section 7.7) has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible or commercially impracticable (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;

(d)

by Sellers, if any of the conditions in Sections 8.2 through and including 8.5 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible or commercially impracticable (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date; or

(e)

by mutual agreement in writing of Buyer and Sellers.

9.2

Effect of Termination.

Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

ARTICLE 10

INDEMNIFICATION; REMEDIES

10.1

Survival.

All representations, warranties, covenants, and obligations in this Agreement, the Schedules, the certificates delivered pursuant to Section 2.5, and any other certificate or document delivered pursuant to this Agreement will survive the Closing.

10.2

Indemnification and Payment of Damages by Sellers.

Subject to the other provisions of this Article 10, Sellers, severally, will indemnify and hold harmless Buyer and the Company for, and will pay to them the amount of, any loss, liability, damage, deficiency, penalty, cost, assessment or reasonable expense (including without limitation reasonable attorneys' fees) whether or not involving a third-party claim (collectively, “Damages”), arising from or in connection with:

(a)

any Breach of any representation or warranty made by Sellers in this Agreement, or the Schedules; and

(b)

any Breach by Sellers of any covenant or obligation of Sellers in this Agreement.

10.3

Indemnification and Payment of Damages by Buyer.

Subject to the other provisions of this Article 10, Buyer will indemnify and hold harmless Sellers for, and will pay to Sellers the amount of, any Damages, arising from or in connection with:

(a)

any Breach of any representation or warranty made by Buyer in this Agreement; and

(b)

any Breach by Buyer of any covenant or obligation of Buyer in this Agreement.

10.4

Time Limitations.

Notwithstanding Section 10.1, Buyer will have no liability (for indemnification or otherwise) under Section 10.3 with respect to any representation or warranty, or any covenant or obligation to be performed and complied with prior to the Closing Date, unless Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers no later than eighteen months after the Closing Date.  Notwithstanding Section 10.1, Sellers will have no liability (for indemnification or otherwise) under Section 10.2 with respect to any representation or warranty, or any covenant or obligation to be performed and complied with hereunder, unless Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer prior to the dates specified below:

(a)

A claim in respect of the representations and warranties set forth in Sections 3.2 (Authority; No Conflict), 3.3 (Capitalization), or a claim in respect of fraud, can be asserted indefinitely;

(b)

A claim in respect of the representations and warranties set forth in Section 3.9 (Taxes) must be asserted prior to the expiration of the respective limitation periods contained in the IRC, or applicable state revenue code or statute, respectively, and any other applicable legislation affecting Taxes;

(c)

A claim in respect of the representation and warranties set forth in Section 3.17 (Environmental Matters) must be asserted prior to the third (3rd) anniversary of the Closing Date;

(d)

A claim in respect of the representation and warranties set forth in Section 3.7 (Condition of Assets) must be asserted prior to expiration of 120 days after the Closing Date; and

(e)

A claim in respect of all representation and warranties not listed in Sections 10.4(a) through (e) must be asserted no later than eighteen months after the Closing Date.

10.5

Limitations on Amount.

Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.2 until the total of all Damages with respect to such matters exceeds One Hundred Fifty Thousand Dollars ($150,000), and then only for the amount by which such Damages exceed One Hundred Fifty Thousand Dollars ($150,000).  The maximum liability of Sellers in aggregate under this Article 10 for any and all Damages, regardless of when suffered, shall be equal to twenty percent (20%) of the Closing Date Purchase Price as adjusted by the Final Closing Statement of Net Working Capital provided, however, that no restriction shall apply in cases of fraud or intentional misrepresentation by any of Sellers and provided further that the Escrow Fund shall be the exclusive remedy for any and all Damages arising from indemnification claims of the type set forth in Sections 10.4(d) and (e).

10.6

Procedure for Indemnification—Third Party Claims.

(a)

Promptly after receipt by an indemnified party of notice of the commencement or Threatened commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under this Article 10 give notice to the indemnifying party of the commencement or reasonably anticipated commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is actually prejudiced by the indemnified party's failure to give such notice.

(b)

If any Proceeding referred to in Section 10.6(a) is brought against an indemnified party or Threatened against an indemnified party and notice is given to the indemnifying party of the commencement or Threatened commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes, to assume the defense of such Proceeding utilizing Representatives reasonably acceptable to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently, in good faith and using its Best Efforts conducts such defense, be liable to the indemnified party under this Article 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding.  If the indemnifying party assumes the defense of a Proceeding, no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld, conditioned or delayed) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the indemnified party or unless the amount in controversy is less than Twenty Thousand Dollars ($20,000).  If notice is given to an indemnifying party of the commencement or Threatened commencement of any Proceeding and the indemnifying party does not, within thirty (30) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, subject to the provisions of this Article 10, the indemnifying party will be bound by any reasonable determination made in such Proceeding or any reasonable compromise or settlement effected by the indemnified party, and will be liable for all reasonable expenses, fees or costs incurred by the indemnified party, whether in connection with the defense of the Proceeding or in any legal or equitable proceeding brought by the indemnified party against the indemnifying party to enforce this Article 10.

10.7

Procedure for Indemnification – Other Claims.

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

10.8

Exclusive Representations and Warranties.

Buyer acknowledges that no Seller has made to Buyer any representation or warranty, express or implied, other than as expressly made in Article 3 (including the Schedules).  Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made in Article 3 (including the Schedules), Sellers make no representation or warranty to Buyer with respect to (a) any projections, estimates or budgets of future revenues, expenses or expenditures and future results of operations heretofore delivered to or made available to Buyer; or (b) any other information or documents made available to Buyer or its Representatives with respect to Sellers, except as expressly covered by a representation or warranty contained in Article 3 (including the Schedules).

10.9

Credits, Etc.

Notwithstanding anything contained herein to the contrary, in no event shall Buyer or any other indemnified Person be entitled to recover against the Escrow Fund or Sellers with respect to any claim for which the Company is entitled to indemnification under the provisions of any Contract or other right, until such time as all remedies available to the Company under such Contract or other right, as provided therein, have been exhausted.  Buyer shall recover the insurance proceeds under all applicable insurance policies prior to being entitled to recover Damages from or against Sellers hereunder, and any such recovery shall be net of all such insurance proceeds.  In determining any Damages payable from the Escrow Fund or otherwise by Sellers to Buyer under this Agreement, Sellers shall be entitled to a credit or offset against such Damages in an amount equal to the value of any documented net tax benefit realized (by reason of a deduction, basis adjustment, credit or otherwise), or any insurance benefit realized or realizable by Buyer in connection with the Damage which forms the basis of an indemnity claim hereunder.  Furthermore, Buyer shall not be entitled to any recovery under this Article 10 if and to the extent an adjustment to the Purchase Price has previously been made with respect to such matter.  No Seller shall be obligated to pay any amount arising out of Sellers’ indemnification obligations pursuant to this Article 10 unless and until the Escrow Fund shall be completely depleted.

10.10

Exclusive Remedy.

The right of Buyer and Sellers to indemnification pursuant to Sections 10.2 and 10.3, shall be the sole and exclusive right and remedy exercisable under this Agreement regardless of the legal theory advanced in support of such claims; provided, however, that this Section 10.10 shall not apply in cases of fraud and intentional misrepresentation.

10.11

Limitation on Damages.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS AGREEMENT OR OTHERWISE FOR ANY EXEMPLARY, PUNITIVE, REMOTE, SPECULATIVE, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES OR LOSS OF PROFITS, AND NO CLAIM SHALL BE MADE OR AWARDED AGAINST THE ESCROW FUND, OR AGAINST ANY PARTY, FOR ANY SUCH DAMAGES OR LOSS OF PROFITS AND IN NO EVENT SHALL THE FOREGOING CONSTITUTE DAMAGES HEREUNDER.

10.12

Independent Investigation.

In making the decision to enter into this Agreement and consummate the Contemplated Transactions, Buyer has relied upon its own independent due diligence investigations and inspection of the assets of the Company, and on the representations, warranties, covenants, schedules and undertakings of Sellers in this Agreement.  Notwithstanding anything contained herein to the contrary, in no event shall Buyer or any the other Indemnified Persons be entitled to assert a claim or recover under this Article 10 with respect to a breach by the Sellers of any representation, warranty, covenant or agreement if Buyer had knowledge thereof at or before Closing solely arising out of any information provided to Buyer in writing by Sellers or made available to Buyer through the data room.

BUYER ACKNOWLEDGES THAT BY VIRTUE OF BUYER’S ACQUISITION OF THE SHARES, BUYER IS ACQUIRING THE ASSETS AND BUSINESS OWNED BY THE

COMPANY IN ITS “AS IS, WHERE IS” CONDITION AND STATE OF REPAIR, AND WITH ALL FAULTS AND DEFECTS, AND THAT EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT, SELLERS HAVE NOT MADE ANY REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MARKETABILITY, QUALITY, CONDITION, CONFORMITY TO SAMPLES, MERCHANTABILITY, AND/OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE, EXCEPT AS OTHERWISE SET OUT IN THIS AGREEMENT, EXPRESSLY DISCLAIMED BY SELLERS.

EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT, SELLERS DO NOT MAKE ANY REPRESENTATION, COVENANT OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, AS TO (A) THE ACCURACY OR COMPLETENESS OF ANY RECORDS DELIVERED TO BUYER WITH RESPECT TO THE ASSETS OF THE COMPANY (PROVIDED THAT THE DISCLAIMER SET FORTH IN THIS CLAUSE (A) IS NOT INTENDED TO EXTEND TO THE SCHEDULES TO THIS AGREEMENT OR TO FRAUD OR INTENTIONAL MISREPRESENTATION), OR (B) ANY FUTURE BUSINESS OR EVENT.  WITH RESPECT TO ANY PROJECTION OR FORECAST DELIVERED TO BUYER BY OR ON BEHALF OF SELLERS OR ANY OF THEIR AFFILIATES, BUYER ACKNOWLEDGES THAT (I) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS AND FORECASTS, (II) BUYER IS FAMILIAR WITH SUCH UNCERTAINTIES, AND (III) BUYER IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL SUCH PROJECTIONS AND FORECASTS FURNISHED.

10.13

Subrogation.

If and to the extent Sellers are liable to Buyer or any other indemnified Person pursuant to this Article 10, Sellers shall be subrogated to any and all rights of the Company, and Sellers shall be entitled to any and all benefits, rights and remedies that would otherwise be available or accrue to the Company in respect thereof.  If and to the extent necessary, desirable, or appropriate, Sellers shall be entitled to exercise their rights pursuant to this Section 10.13 in the name of the Company.  Buyer shall, and shall cause the Company, to cooperate, at Sellers’ sole cost and expense, with all reasonable requests made by Sellers to effectuate the intent of this Section 10.13.

ARTICLE 11

ADDITIONAL COVENANTS AND AGREEMENTS

11.1

Preservation of Books and Records.

For a period of seven (7) years after the Closing Date, Buyer will retain all books and records belonging to the Company at Buyer’s sole cost and expense and, upon request, will make such books and records (including access to personnel familiar therewith) available to Sellers for inspection and/or copying, at the expense of Sellers, at the headquarters of the Company at reasonable times and during regular office hours.  If Buyer, at any time, directly or indirectly, proposes to transfer any of the books and records to another Person, Buyer will provide advance notice of the transfer, obligate the transferee to maintain the books and records as herein required and will retain access to the books and records for the benefit of itself and Sellers.  After the seventh (7th) anniversary of the Closing Date, if Buyer decides to destroy any books and records, Buyer shall give Sellers at least sixty (60) days prior written notice of the proposed destruction of books and records and Sellers shall have the right, at their own expense, to retrieve all such books and records proposed to be destroyed.  If Buyer directly or indirectly sells or otherwise transfers any of the books and records belonging to the Company to any other Person, as a condition to such sale or transfer Buyer shall require such other Person to agree in writing, in form and substance reasonably satisfactory to Sellers, to be bound by the terms of this Section 11.1.

11.2

Indemnification of Directors Officers and Fiduciaries.

From and after the Closing Date, Buyer shall, to the fullest extent permitted by applicable Law and covered by insurance, cause the Company to indemnify, defend and hold harmless each Seller who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing, a director, officer and/or fiduciary of the Company (each a “Director/Officer/Fiduciary Indemnitee” and collectively, the “Director/Officer/Fiduciary Indemnitees”) against all Damages or, subject to the proviso of the next sentence, amounts paid in settlement, arising out of actions or omissions occurring prior to or at the Closing (and whether asserted or claimed prior to, at or after the Closing) that are, in whole or in part, based on or arise out of the fact that such Person is or was a director, officer and/or fiduciary of the Company prior to the Closing (the “Director/Officer/Fiduciary Indemnified Liabilities”), but specifically excluding Damages to the extent arising out of fraud, intentional misrepresentation or willful misconduct by any Director/Officer/Fiduciary Indemnitee.  In the event of the occurrence of any such Director/Officer/Fiduciary Indemnified Liability, (A) Buyer shall cause the Company to pay the reasonable fees and expenses of counsel selected by the Director/Officer/Fiduciary Indemnitees, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received and otherwise advance to each such Director/Officer/Fiduciary Indemnitee upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by applicable law, (B) Buyer, the Company and the Director/Officer/Fiduciary Indemnitees shall cooperate in the defense of any such matter, and (C) any determination required to be made with respect to whether a Director/Officer/Fiduciary Indemnitee’s conduct complies with the standards set forth under applicable law shall be made by independent counsel mutually acceptable to Buyer and the Director/Officer/Fiduciary Indemnitee (which acceptance shall not be unreasonably withheld, conditioned or delayed); provided, however, that neither the Company nor the Director/Officer/Fiduciary Indemnitee shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and provided further, that the foregoing shall be in conformance and compliance with the terms and conditions of any applicable underlying insurance policy.  The Director/Officer/Fiduciary Indemnitees as a group may retain only one law firm (other than any local counsel) with respect to each related matter except to the extent that there is, in the opinion of counsel to an Director/Officer/Fiduciary Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Director/Officer/Fiduciary lndemnitee and any other Director/Officer/Fiduciary Indemnitee.

To the fullest extent permitted by law, from and after the Closing Date, all rights to indemnification as of the date hereof in favor of the Director/Officer/Fiduciary Indemnitees with respect to their activities as such prior to the Closing, as provided in the charters and bylaws in effect on the Closing Date and pursuant to this Section 11.2 shall survive the Closing and shall continue in effect for a period of five years following the Closing, and neither Buyer nor the Company shall derogate such rights by taking or failing to take any action.

The provisions of this Section 11.2 are intended to be for the benefit of, and shall be enforceable by, each Director/Officer/Fiduciary Indemnitee and his or her heirs and representatives, as a third party beneficiary of this Section 11.2.

11.3

Tax Matters.

(a)

Following the Closing, Sellers shall be solely responsible at their expense for preparing, or causing to be prepared, and timely filing with the appropriate Governmental Body, of the final federal, sub-chapter S Tax Returns of the Company that are due as of the Closing Date (taking into account all applicable timely filed and valid extensions). With respect to any Tax Returns of the Company for a period that begins on or before the Closing Date, including a period that begins on or before but ends after the Closing Date (a “Straddle Period”), Buyer shall prepare such Tax Return in a manner consistent with the prior practice of the Company unless otherwise required by applicable Tax law and shall furnish a copy of such Tax Return to Sellers for their review and prompt approval, which shall not be unreasonably withheld, within 15 days before filing such Tax Return.

(b)

For the sole purpose of appropriately apportioning any Taxes of the Company relating to a Straddle Period, the Company will, when permitted, elect with the relevant Governmental Body to treat for all purposes the Closing Date as the last day of a taxable period of the Company.  In the case where applicable law does not permit the Company to treat the Closing Date as the last day of a taxable period, then for purposes of this Agreement, the portion of such Tax that is attributable to the Company for the part of such Straddle Period that ends on the Closing Date shall be (i) in the case of a Tax that is not based or measured by income or receipts of the Company or that is not imposed in connection with any sale or other transfer or assignment of property or any other specifically identifiable transaction or event (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), the total amount of such Tax for the full taxable period that includes the Closing Date multiplied by a fraction, the numerator of which is the number of days from the beginning of such taxable period to and including the Closing Date and the denominator of which is the total number of days in such full taxable period, and (ii) in the case of a Tax that is based on or measured by income or receipts of the Company or imposed in connection with any sale or other transfer or assignment of property or any other specifically identifiable transaction or event, the Tax that would be due with respect to such partial period, if such partial period were a full taxable period, apportioning income, gain, expenses, loss, deductions and credits equitably based on an interim closing of the books as of the end of the Closing Date.  All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practices of the Company.  Buyer shall not permit the Company to take any actions on the Closing Date that are out of the Ordinary Course of Business of the Company, except as required or contemplated by this Agreement.

(c)

Buyer, the Company and the Sellers shall reasonably cooperate, to the extent reasonably requested by the other party, in connection with the furnishing of information relating to and the filing of Tax Returns of the Company and relating to any audit, litigation or other proceeding with respect to Taxes of the Company.  The Company and Buyer agree to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority.

(d)

If any Governmental Body asserts a claim, makes an assessment or otherwise disputes or affects the Tax reporting position of the Company for any taxable period ending on or prior to the Closing Date, Buyer shall, promptly upon receipt by Buyer or the Company of notice thereof, provide written notice to the Sellers thereof.  The Sellers, at their own expense, shall have the right to represent and control the interests of the Company in any Tax audit or administrative or court proceeding (a “Tax Contest”) relating to taxable periods of the Company which end on or before the Closing Date and to employ counsel of their choice; provided, however, that Buyer shall have the right to participate in, and consult with the Sellers regarding, any Tax Contest that may affect the Company for any periods ending after the Closing Date at Buyer's own expense and provided, further, that any settlement or other disposition of any Tax Contest may only be made with the written consent of Buyer, which consent will not be unreasonably withheld. Buyer, at its own expense, shall have the right to represent and control the interests of the Company in any Tax Contest relating to Straddle Periods and to employ counsel of its choice; provided, however, that the Sellers shall have the right to participate in, and consult with Buyer regarding, any Tax Contest that may affect the Company for any periods ending on the Closing Date pursuant to Section 11.3(b) at their own expense and provided, further, that any settlement or other disposition of any Tax Contest may only be with the written consent of the Sellers, which consent will not be unreasonably withheld or delayed.

(e)

Neither Buyer nor the Company may amend or cause the amendment of a Tax Return of the Company, change an annual accounting period, adopt or change any accounting method, or file or amend any Tax election concerning the Company, with respect to any period ending on or prior to the Closing Date (including with respect to a Tax period of the Company described in Section 11.3(b), the portion of such period ending on the Closing Date pursuant to Section 11.3(b)) without the written consent of the Sellers, which consent shall not be unreasonably withheld or delayed.  The Company shall, upon request by the Sellers and at the Sellers’ sole expense, cooperate in the preparation, execution and submission to the proper Tax authority of any amended Tax Return, claim or documentation necessary to resolve any Tax matter with respect to the Company for any taxable period ending (or, pursuant to Section 11.3(b), treated as ending) on or before the Closing Date which is required by applicable law to be filed.

(f)

Any refund of Taxes of the Company (including any interest with respect thereto) attributable to any period occurring on or before the Closing Date (including that portion of a period treated as ending on the Closing Date under Section 11.3(b)) shall be the property of the Sellers, shall be paid promptly to the Sellers and if received by Buyer, the Company or any other affiliated entity of Buyer shall be payable promptly to the Sellers.

11.4

Sellers’ Representative.

(a)

In order to efficiently administer (i) the determination and payment of the Final Closing Statement of Net Working Capital and the Working Capital Adjustment, (ii) the distribution of any amounts payable or distributable to Sellers, (iii) the waiver of any condition to the obligations of the Company or the Sellers to consummate the Contemplated Transactions, and (iv) the defense and/or settlement of any Proceedings with respect to which the Buyer or the Company may be entitled to be indemnified pursuant to Section 10.2 hereof, by approving this Agreement, or by executing and delivering any of the Closing deliveries contemplated by the Contemplated Transactions, Sellers hereby designate Edward T. Odmark as their representative (the “Sellers’ Representative”).

(b)

Sellers, by executing this Agreement, shall authorize the Sellers’ Representative (i) to make all decisions relating to the determination of the Closing Date Purchase Price, the Final Closing Statement of Net Working Capital and the Working Capital Adjustment, (ii) to make all decisions relating to the distribution of any amounts payable or distributable to or from Sellers hereunder, in accordance with this Agreement and the Escrow Agreement, (iii) to take all action necessary in connection with the waiver of any condition to the obligations of the Company or the Sellers to consummate the Contemplated Transactions, or the defense and/or settlement of any Proceedings with respect to which Buyer or the Company may be entitled to be indemnified pursuant to Section 10.2 hereof, (iv) to give and receive all notices required to be given under this Agreement or the Escrow Agreement, (v) to take any and all additional action as is contemplated to be taken by or on behalf of Sellers by the terms of this Agreement or the Escrow Agreement, (vi) to take all other actions to be taken by or on behalf of Sellers in connection herewith, (vii) to withhold funds to pay Seller-related expenses and obligations, (viii) to withhold additional funds as determined by the Sellers’ Representative in its discretion to pay future or contingent Seller expenses and obligations and (ix) to seek recourse against any Seller for the benefit of the other Sellers in the event of a disbursement to the Buyer or the Company due to any breach of the representations and warranties made by such Seller as to himself, herself, or itself and his, her or its Shares and/or Options in a Closing delivery.

(c)

In the event that the Sellers’ Representative becomes unable to perform his responsibilities hereunder or resigns from such position, Sellers holding, prior to the Closing, a majority of the Shares outstanding as set forth on Schedule 3.3 shall select another representative to fill such vacancy, and upon such approval such substituted representative shall be deemed to be the Sellers’ Representative for all purposes of this Agreement.

(d)

All decisions and actions by the Sellers’ Representative, including, without limitation, any agreement between the Sellers’ Representative and the Buyer relating to the determination of the Closing Date Purchase Price, the Final Closing Statement of Net Working Capital or the Working Capital Adjustment or the defense or settlement of any Proceedings with respect to which Buyer or the Company may be entitled to be indemnified pursuant to Section 10.2 hereof, shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

(e)

By approving this Agreement, Sellers agree that:

(i)

Buyer and the Company shall be able to rely conclusively on the written instructions and decisions of the Sellers’ Representative as to the determination of the Closing Date Purchase Price, the Final Closing Statement of Net Working Capital or the Working Capital Adjustment or the settlement of any claims for indemnification by Buyer or the Company pursuant to Section 10.2 hereof or any other actions required to be taken by the Sellers’ Representative hereunder, and no Seller or party hereunder shall have any cause of action against Buyer or the Company for any action taken by any such Person in reliance upon the instructions or decisions of the Sellers’ Representative;

(ii)

all actions, decisions and instructions of the Sellers’ Representative in accordance with this Section 11.4 shall be conclusive and binding upon all of the Sellers and no Seller shall have any cause of action against the Sellers’ Representative for any action taken, decision made or instruction given by the Sellers’ Representative under this Agreement, except for fraud or willful breach of this Agreement or the Escrow Agreement by the Sellers’ Representative;

(iii)

the provisions of this Section 11.4 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Seller may have in connection with the Contemplated Transactions or the Escrow Agreement;

(iv)

the provisions of this Section 11.4 shall be binding upon the executors, heirs, legal representatives and successors of each Seller, and any references in this Agreement or the Escrow Agreement to a Seller or Sellers shall mean and include the successors to Sellers’ rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise;

(v)

the fees and expenses to be paid at or prior to Closing (either through available cash of the Company or from the Closing Date Purchase Price) shall include the sum of $300,000 to be paid to the Sellers’ Representative and to be used by the Sellers’ Representative for the payment of costs and expenses reasonably incurred by the Sellers’ Representative in connection with the exercise by it of the authority granted to it herein and in the Seller deliveries (including reasonable attorney fees and expenses and the fees and expenses of any accountants or other professional advisors retained by the Sellers’ Representative and any Working Capital Adjustment owed after Closing by Sellers pursuant to the terms of this Agreement).  From time to time after the Closing, Sellers’ Representative may distribute to Sellers, pro rata in accordance with the Sellers’ ownership of Shares, such portion of such sum as the Sellers’ Representative reasonably determines will not be needed for the payment of future costs and expenses.  After the final resolution of all claims asserted against, or asserted by or on behalf of, Sellers hereunder or under the Escrow Agreement and the final distribution to Sellers of all monies that are or could be distributable to them hereunder or under the Escrow Agreement, any portion of such sum remaining shall be distributed to Sellers pro rata in accordance with the Sellers’ ownership of Shares; provided, however, that if the Sellers’ Representative incurs costs and expenses disproportionately due to a Seller’s breach of his, her or its representations and warranties made by such Seller in one of the Seller deliveries as to himself, herself or itself, or his, her or its Shares or Options, such breaching Seller shall reimburse the Sellers’ Representative for the additional costs and expenses disproportionately incurred; and

(vi)

they will indemnify and hold harmless the Sellers’ Representative, severally and jointly, from and against any and all damages which may at any time be imposed on, incurred by or asserted against the Sellers’ Representative in any way relating to or arising out of this Agreement, or any related agreement or instrument or any action taken or omitted to be taken by the Sellers’ Representative under or in connection herewith, unless such damages resulted solely from the bad faith or willful misconduct of the Sellers’ Representative.

(f)

All fees and expenses reasonably incurred by the Sellers’ Representative in excess of $300,000 shall be paid from any funds otherwise due to Sellers (including funds due to the Sellers from the Escrow and eligible for distribution in accordance with the terms of this Agreement and the Escrow Agreement) in proportion to the Sellers’ ownership of the Shares and if no funds are available from the Escrow, then directly from Sellers in proportion to the Sellers’ ownership of the Shares received by each Seller.

11.5

Real Estate Purchase.

Buyer shall, and Sellers shall cause Spencer Lane Properties A, Ltd. to, use Best Efforts to close the Real Estate Purchase or before the date that is forty-five (45) days following the Closing.

11.6

Clay Street Dog Wash Agreement.

If, following the Closing, Clay St LLC exercises its right to purchase all of the design information and drawings from the Company under that certain Clay St. Dog Wash contract dated July 20, 2013 (the “Clay St. Agreement”), then Buyer shall cause Company to distribute such amounts received with respect thereto to Sellers’ Representative, on behalf of Sellers.

ARTICLE 12

GENERAL PROVISIONS

12.1

Expenses.

Buyer will bear its expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives.  Sellers will bear all of their expenses in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of their Representatives.

12.2

Public Announcements.

Unless required by Legal Requirements or required by this Agreement (in which case the disclosing party shall advise the non-disclosing party in advance and provide a copy of any proposed written disclosure), prior to the Closing the parties shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement or the negotiations or discussions made in connection with this Agreement to any Person.  Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions.  Press releases or other written disclosures or announcements concerning the Contemplated Transactions shall be approved by Buyer and Sellers prior to such release or disclosure.

12.3

Confidentiality.

Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, any written, oral, or other information obtained in confidence from each other, another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions (in which case the disclosing party shall provide the non-disclosing party a reasonable opportunity to comment on any proposed written disclosure in advance of its disclosure), or (c) the furnishing or use of such information is required by legal proceedings, (in which case the disclosing party shall provide the non-disclosing party a reasonable opportunity to comment on any proposed written disclosure in advance of its disclosure).  If the Contemplated Transactions are not consummated, each party will return promptly at the requestor’s expense as much of such written information as the other party may reasonably request.  Notwithstanding anything to the contrary herein, the Confidentiality Agreement, dated January 21, 2014, between Buyer and Sellers’ investment banker shall remain in full force and effect and is specifically incorporated herein.

12.4

Non-Competition.

After the Closing, none of the Sellers shall directly or indirectly own, manage, be employed by, operate or control, invest in, serve as officer or director for, serve as consultant to, directly or indirectly, or otherwise engage in (except as a holder of less than 2% of the outstanding stock of any company whose securities are traded on any national stock exchange or over-the-counter), the manufacture, design, distribution, marketing or sales of any commercial deep fryers for restaurants and commercial installations, filtering machines, rethermalizer food warmers, food holding stations or batter tables worldwide for a period of five (5) years from the Closing Date for Edward T. Odmark and for a period of three (3) years from the Closing Date for all other Sellers (respectively the “Non-Compete Period”).  In addition, during the Non-Compete Period, no Seller shall, directly or indirectly, persuade or attempt to persuade any employee of the Company to leave the Company's employ, or to become employed by any Person other than the Company for the purpose of engaging in the manufacture, design, distribution, marketing or sales of any commercial deep fryers for restaurants and commercial installations, filtering machines, rethermalizer food warmers, food holding stations or batter tables worldwide.  Each Seller agrees that the provisions of this Section 12.4 are reasonable and necessary for Buyer's protection and that if any portion thereof shall be held contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to one or more periods of time, geographic area, areas of business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect and that any such invalid or unenforceable provision shall be deemed, without further action on the part of any Person, modified and limited to the extent necessary to render the same valid and enforceable in such jurisdiction.  Each Seller further agrees that the remedies at law in the event of a breach of or a default under this Section 12.4 would be insufficient and that Buyer shall be entitled to the immediate grant of equitable relief including, but not limited to, the remedy of specific performance to enjoin any breach, or the continuation of any breach, of the provisions of this Section 12.4.  If any proceeding is brought to enforce this Section 12.4, the prevailing party shall be entitled to recover its attorneys’ fees incurred in connection with such proceeding from the other party.

12.5

Notices.

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) one (1) Business Day after being sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties).  Notices of change of address shall also be governed by this Section.

Sellers:

c/o Sellers’ Representative

Edward Odmark

5345 Linnadine Way

Norcross, GA 30092-1221

E-Mail: eodmark@ultrafryer.com

with a copy to (which shall not constitute notice):

Teri Lynn McMahon, Esq.

Alston & Bird

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

E-Mail: teri.mcmahon@alston.com

Buyer:

Standex International Corporation

11 Keewaydin Drive, #300

Salem, NH   03079

Attention: Legal Department

E-Mail: rosen@standex.com

12.6

Jurisdiction; Service of Process.

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought exclusively in the Federal courts of the state where the breach occurred, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

12.7

Further Assurances.

The parties agree on a prompt basis and at the requestee’s cost and expense (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.  After the Closing, Buyer will direct the Company’s employees to devote reasonable amounts of time to assisting, in good faith, Sellers and Sellers’ Representative in connection with any activity related to enforcing Sellers’ rights or performing Sellers’ obligations set forth in Articles 2 and 11.

12.8

Waiver.

Except as otherwise provided herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.9

Entire Agreement and Modification.

This Agreement and the Schedules and any Exhibits supersede all prior agreements or oral negotiations or commitments between the parties with respect to the subject matter hereof and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter hereof.  This Agreement may not be amended except by a written agreement executed by both parties.

12.10

Assignments, Successors, and No Third-Party Rights.

No party hereto may assign any of its rights under this Agreement without the prior consent of the other parties, unless such assignment is made to a subsidiary, affiliate or successor in interest by merger, operation of law, assignment, purchase or otherwise of all or a portion of its business, in which event assignment shall be permitted and the non-assigning party’s consent shall not be necessary.  In the event of any such assignment or transfer, the transferring party shall still remain liable for the full and complete performance of any outstanding obligations owed under this Agreement.  Any assignment within the meaning of this Section shall not be construed as novation.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs and permitted assigns.  Except with respect to Section 11.2 and to the extent otherwise provided, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, and this

Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors, heirs and permitted assigns.

12.11

Severability.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.12

Section Headings, Construction.

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

12.13

Schedules.

The information in the Schedules constitutes (a) exceptions or qualifications to particular representations, warranties, covenants and obligations of Sellers as set forth in this Agreement or (b) descriptions or lists of assets and liabilities and other items referred to in this Agreement.  The Schedules shall not be construed as indicating that any disclosed information is required to be disclosed, and no disclosure shall be construed as an admission that such information is material to or required to be disclosed by Sellers.  Capitalized terms used in the Schedules which are not defined therein have the meanings given them in this Agreement.  A matter or item disclosed in any Schedule shall be deemed to be incorporated into each other Schedule with respect to which such disclosure applies if a reasonable person can conclude from the disclosure that it is intended to qualify such other representations, warranties or covenants.  The disclosures in each of the Schedules shall be deemed to relate to and function as disclosures and exceptions to the representations and warranties in all Sections of the Agreement to the extent applicable, and not merely to the given representations and warranties in the Section that corresponds numerically to such Schedule.

12.14

Offset.

Nothing contained herein shall create a right of offset or setoff, and Buyer hereby waives and disclaims any right of offset or setoff under all applicable laws.

12.15

Time of Essence.

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.16

Governing Law.

This Agreement will be governed by and construed in accordance with the laws of the State of Georgia without regard to conflicts of laws principles.

12.17

Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.18

Attorney Client Privilege.

In any dispute or proceeding arising under or in connection with this Agreement, Sellers shall have the right, at its election, to retain the firm of Alston & Bird LLP to represent it in such matter, and Buyer, for itself and for its successors and assigns, hereby irrevocably waives, and shall cause the Company to waive, any objection and consent to any such representation in any such matter. Buyer acknowledges that the foregoing provision shall apply whether or not Alston & Bird LLP provides legal services to the Company after the Closing Date. Buyer, for itself and its successors and assigns, hereby irrevocably acknowledges and agrees that all communications among the Company, Sellers and their counsel, including Alston & Bird LLP, made in connection with the negotiation, preparation, execution, delivery and closing under, or any dispute or proceeding arising under or in connection with, this Agreement or any other agreement contemplated hereby, or any matter relating to any of the foregoing, are privileged communications among the Company, Sellers and such counsel and after closing, the privilege shall remain within the exclusive control of Seller.  Neither Buyer, the Company, nor any Person purporting to act on behalf of or through the Buyer or the Company will seek to obtain the same by any process. In addition, if the transactions contemplated by this Agreement are consummated, all of the Company’s privileged records related to such transactions will become property of (and be controlled by) Sellers, and the Company shall not retain any copies of such records or have any access to them. Alston & Bird LLP is an intended beneficiary of this Section 12.18 and is entitled to specifically enforce such provision.

12.19

Shareholders Agreement.

The Sellers hereby waive receipt of the Exercise Notice (as defined in the Shareholders Agreement) and agree that upon Closing, the Shareholders Agreement shall be automatically terminated.

12.20

Mutual Releases.

(a)

If the Closing occurs, each Seller executing this Agreement, on a several basis, for itself, and its successors, personal representatives and assigns, as the case may be, hereby irrevocably releases and forever discharges the Company, the Buyer and each of their respective past and present officers and directors, as the case may be (each, a “Released Party”), from any and all claims and liabilities based upon or related to any fact, thing, act, event, happening, inaction or omission with respect to, arising out of, or attributable to a period prior to the Closing related to the

Company, in law or equity, known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which ever have or may have existed, or which do exist, that may now or hereafter at any time be made or brought against a Released Party by the Seller; provided, however, that this release shall not apply to (i) any acts or omissions that constitute fraud or willful misconduct on the part of any Released Party, (ii) claims for indemnification or payment of defense costs arising under any of the Company’s Organizational Documents, (iii) claims or rights under any employee benefit plan or any Contract between the Company and such Seller in effect as of the Closing (including the Clay St. Agreement), (iv) rights or coverage under insurance policies, (v) claims against any Released Party based upon, related to, arising out of or attributable to this Agreement, the Real Estate Purchase, the Real Property Lease or any other agreement entered into in connection with the Contemplated Transactions, and (vi) claims for compensation and reimbursement of expenses made in the ordinary course of business by a Seller who is an employee of the Company.

(b)

If the Closing occurs, the Buyer, on behalf of itself and its wholly-owned subsidiary, the Company, hereby irrevocably releases and forever discharges the Sellers and their successors, personal representatives and assigns, as the case may be (each, a “Seller Released Party”), from any and all claims and liabilities based upon or related to any fact, thing, act, event, happening, inaction or omission with respect to, arising out of, or attributable to a period at or prior to the Closing of whatever kind or nature, in law or equity, known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which ever have or may have existed, or which do exist, that may now or hereafter at any time be made or brought against a Seller Released Party by the Company or the Buyer; provided, however, that this release shall not apply to (i) any acts or omissions that constitute fraud or willful misconduct on the part of any Seller Released Party, and (ii) claims against any Seller Released Party based upon, related to, arising out of or attributable to this Agreement or any other agreement entered into in connection with the Contemplated Transactions.

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IN WITNESS WHEREOF, the parties have hereto executed and delivered this Agreement as of the date first written above.

Standex International Corporation /s/ David A. Dunbar By: David A. Dunbar, President\CEO

SELLERS:

/s/ Edward T. Odmark
Edward T. Odmark

/s/ William A. Collins, III
William A. Collins III

/s/ A. C. McNamara
A. C. McNamara

/s/ W. Craig Farr
W. Craig Farr

/s/ Robert L. Shaunnessey
Robert L. Shaunnessey

/s/ Mary Ann Shaunnessey
Mary Ann Shaunnessey

Endnotes

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